<PAGE 1>

        UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                      WASHINGTON, DC  20549


                            FORM 8-K

                         CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  March 30, 1998


                     GERBER SCIENTIFIC, INC.
                -----------------------------------
                   (Exact name of Registrant as
                    specified in its charter)


           CONNECTICUT              1-5865          06-0640743
 ------------------------------  ------------  --------------------
  (State or other jurisdiction    (Commission    (I.R.S. Employer
       of incorporation or         File No.)   Identification No.)
          organization)


 83 Gerber Road West, South Windsor, Connecticut         06074
--------------------------------------------------  ---------------
     (Address of principal executive offices)         (Zip Code)



Registrant's Telephone Number, including area       (860) 644-1551
code:                                               ---------------



                         Not applicable
                     -----------------------
  (Former name or former address, if changes since last report)

<PAGE 2>

Item 5. Other Events.

See the following press release, dated March 30, 1998, announcing
Gerber  Scientific, Inc.'s agreement to sell its  Gerber  Systems
Corporation unit to BARCO, Inc.


Contact: Gary  K.   Bennett            For Immediate Release
          (860) 648-8004                      March 30, 1998


     Gerber Scientific, Inc. to Sell Gerber Systems Unit to
                           BARCO, Inc.

South Windsor, CT - Gerber Scientific, Inc. (NYSE: GRB) announced today that it has agreed to sell its Gerber Systems Corporation ("Gerber Systems") unit to BARCO, Inc. ("BARCO"), the U.S. arm of BARCO of Belgium, for an undisclosed cash payment and royalties on future sales of certain products. Gerber Systems, based in South Windsor, Connecticut, manufactures computer-to-plate ("CTP") imaging systems for the printing industry and electronic fabrication systems used in manufacturing printed circuit boards ("PCB"). The unit had sales of approximately $45 million in fiscal year 1997, but had been incurring losses in the CTP business.

George M. Gentile, Chairman and Chief Executive Officer of Gerber Scientific, Inc., said, "The sale of Gerber Systems will enable us to focus additional resources and management energy on our fast-growing core businesses in the ophthalmic, signmaking and specialty graphics, and apparel and flexible goods industries. Our leadership position in these industries has been enhanced by our acquisition of Coburn Optical, a manufacturer and distributor of ophthalmic lens processing equipment and related supplies that had $74 million in sales last year, as well as our recently commenced tender offer for Spandex PLC, a UK-based, global distributor of automated signmaking systems and specialty graphics which had $167 million in sales in 1997. These two acquisitions will dramatically expand and diversify our positions in these rapidly growing, global industries.

"It also is important that Gerber Systems fits well with BARCO's Graphics Systems business. To the quality color printing industry, the advanced CTP imaging systems developed by Gerber Systems represent a significant breakthrough, particularly in terms of streamlining the pre-press phase, where content is imaged on printing plates. These advanced systems are expected to receive added marketing support through BARCO's well-established imaging equipment and software systems infrastructure and distribution capability which extend to major markets throughout the world. For the PCB industry, Gerber Systems' and BARCO's products are very complementary and Gerber Systems' powerful distribution channels will enable BARCO to market its software effectively," said Mr. Gentile.

<PAGE 3>

Gerber Scientific, Inc. will record a one-time special charge in its fiscal fourth quarter ending April 30, 1998 to cover the write-down of certain assets related to Gerber Systems. The Company estimates this charge will be approximately $25 million before income taxes, or $.70 per share after taxes. BARCO plans to relocate Gerber Systems to a nearby facility and retain approximately 80 percent (159) of the unit's employees. Gerber Scientific, Inc. will retain the remaining employees.

The Boards of Directors of BARCO and Gerber Scientific, Inc. have approved  the  transaction and the companies have filed  for  the
necessary  regulatory  approvals.   It  is  expected   that   the
transaction will close within a few weeks.

Gerber Scientific, Inc. (http://www.gerberscientific.com), headquartered in South Windsor, Connecticut, is an international supplier of automated manufacturing systems for a variety of industries including ophthalmic, signmaking and specialty graphics, and apparel and flexible goods.

In addition to the historical information contained herein, there are matters discussed which are considered to be "forward looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. These forward looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, and services, that could significantly affect results in the future.

<PAGE 4>

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            GERBER SCIENTIFIC, INC.
                            ------------------------
                                  (Registrant)



Date:   March 31, 1998      By:  / s / Gary K. Bennett
        ------------------       ---------------------------------
                                 Gary K. Bennett
                                 Senior Vice President, Finance
                                 and Principal Accounting Officer